EXHIBIT 10.2

IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT IN AND FOR LEON COUNTY, FLORIDA

TARPON BAY PARTNERS, LLC, a Florida limited liability company,

Plaintiff,

v.

ANDALAY SOLAR, INC., a Delaware corporation,

Defendant.

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CASE NO. 2016-CA-001609

ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT AND STIPULATION

This matter came before the Court on October 10, 2016, for a hearing on Plaintiff’s Motion  for  Approval  of  Settlement  Agreement  and  Stipulation,  and  Request  for  Fairness Hearing.  The Parties have entered into a written Settlement Agreement and Stipulation, a copy of which is attached hereto.  The Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation, and being otherwise fully advised in the premises, the Court finds as follows:

1.         The Court has been advised that the Parties intend that the sale of the “Settlement Shares” (as defined by the Settlement Agreement and Stipulation) to and the resale of the Settlement Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Settlement Shares by Defendant to Plaintiff are fair to Plaintiff.

2.         The hearing was scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing, and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement and Stipulation.

3.         The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement and Stipulation are fair to Plaintiff, the only party to whom the Settlement Shares will be issued.

4.         The  fairness  hearing  was  open  to  Plaintiff  and  any  other  interested  parties. Plaintiff and Defendant were represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

5.         Based upon the above, the Court finds the Settlement Agreement and Stipulation to be both procedurally and substantively fair to the Plaintiff, and hereby approves same.

It  is  hereby  ORDERED  AND  ADJUDGED  that  the  Settlement  Agreement  and Stipulation is hereby approved as fair to the party to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act, and that the sale of the Settlement Shares to Plaintiff and the resale of the Settlement Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933.

DONE  AND  ORDERED  at  Tallahassee,  Leon  County,  Florida, this 14th day of October, 2016.

copies furnished to:
    E. Dylan Rivers, Esq.
    Rick A. Savage, Esq.

Attachment

James O. Shelfer, Circuit Judge